                                                                    EXHIBIT 21.1

                           SUBSIDIARIES OF REGISTRANT

Mercury Interactive (Israel) Limited, incorporated under the laws of Israel

Mercury Interactive (UK) LTD., incorporated under the laws of the United
Kingdom

Mercury Interactive France SARL, incorporated under the laws of France

Mercury Interactive GmbH, incorporated under the laws of Germany

Mercury Interactive (Europe) BV, incorporated under the laws of The Netherlands

Mercury Interactive (Canada) Inc., incorporated under the laws of Canada

Mercury Interactive Japan K.K., incorporated under the laws of Japan

Mercury Interactive (Australia) Pty ltd., incorporated under laws of Australia

Mercury Interactive (Singapore) LTD., incorporated under the laws of Singapore

Mercury Interactive (Belgium)--Benelux Branch, registered under the laws of Belgium

Mercury Interactive Brasil Limitada, incorporated under the laws of Brazil

Mercury Interactive NORDIC AB, incorporated under the laws of Norway